POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Poise Profit International Limited and Subsidiaries

We have audited the accompanying consolidated balance sheets of Poise Profit International Limited and Subsidiaries as of December 31, 2007 and 2006, and the related statements of income and other comprehensive income, shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2007. Poise Profit International Limited and Subsidiaries’ management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Poise Profit International Limited and Subsidiaries as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
April 16, 2008

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

ASSETS

	2007	2006
CURRENT ASSETS:
Cash	$395,265	$147,605
Accounts receivable, net of allowance for doubtful accounts of $237,475
and $61,948 as of December 31, 2007 and 2006, respectively	577,005	2,053,839
Accounts receivable - related parties	572,036	-
Notes receivable	351,799	132,613
Inventories	5,262,329	2,684,521
Costs and estimated earnings in excess of billings	1,155,909	-
Other receivables	37,852	98,829
Advances on inventory purchases	1,995,345	669,001
Total current assets	10,347,540	5,786,408

PLANT AND EQUIPMENT, net	649,392	417,814

OTHER ASSETS:
Long term investment	-	1,442,250
Deferred expense	-	1,179
Long term accounts receivable, retainage	588,433	-
Due from shareholder	463,663	1,250,547
Total assets	$12,049,028	$8,898,198

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,196,508	$1,851,796
Other payables	275,591	262,146
Other payables - related parties	60,819	417,864
Accrued liabilities	27,850	2,774
Customer deposits	8,052,570	2,655,986
Customer deposits - related parties	-	185,174
Taxes payable	719,132	538,341
Deferred revenue	930,546	710,859
Total current liabilities	12,263,016	6,624,940

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY:
Common stock ($1 par value, 1,000 shares authorized, issued
and outstanding as of December 31, 2007 and 2006)	1,000	1,000
Paid-in-capital	1,102,300	3,818,150
Contribution receivables	(1,000)	(1,000)
Accumulated deficit	(1,480,921)	(1,871,567)
Statutory reserves	204,758	165,241
Accumulated other comprehensive (loss) income	(40,125)	161,434
Total shareholders' equity	(213,988)	2,273,258
Total liabilities and shareholders' equity	$12,049,028	$8,898,198

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
REVENUES
Third parties	$10,923,338	$5,456,683
Related parties	923,554	-
Total revenue	11,846,892	5,456,683

COST OF SALES	9,718,424	4,471,900

GROSS PROFIT	2,128,468	984,783

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,365,321	1,014,458

INCOME (LOSS) FROM OPERATIONS	763,147	(29,675)

OTHER (EXPENSE) INCOME, NET
Non-operating income, net	11,259	53,736
Interest expense, net	(42,446)	(40,219)
Total other (expense) income, net	(31,187)	13,517

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	731,960	(16,158)

PROVISION FOR INCOME TAXES	91,041	47,413

NET INCOME (LOSS)	640,919	(63,571)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(201,560)	74,961

COMPREHENSIVE INCOME	$439,359	$11,390

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

					Accumulated deficit		Accumulated other
	Common stock		Paid-in	Contribution		Statutory	comprehensive
	Shares	Par value	capital	receivable	Unrestricted	reserves	income	Totals

BALANCE, January 1, 2006	1,000	$1,000	$3,754,250	$(1,000)	$(1,555,185)	$109,661	$86,473	$2,395,199

Shareholder contribution			63,900					63,900
Shareholder distribution					(197,231)			(197,231)
Adjustment to statutory reserve					(55,580)	55,580		-
Net loss					(63,571)			(63,571)
Foreign currency translation gain							74,961	74,961
BALANCE, December 31, 2006	1,000	$1,000	$3,818,150	$(1,000)	$(1,871,567)	$165,241	$161,434	$2,273,258

Shareholder contribution			67,150					67,150
Owner capital withdraw			(2,783,000)					(2,783,000)
Shareholder distribution					(210,756)			(210,756)
Adjustment to statutory reserve					(39,517)	39,517		-
Net income					640,919			640,919
Foreign currency translation loss							(201,559)	(201,559)
BALANCE, December 31, 2007	1,000	$1,000	$1,102,300	$(1,000)	$(1,480,921)	$204,758	$(40,125)	$(213,988)

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$640,919	$(63,571)
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation	51,715	55,667
Bad debt expense	164,445	-
Change in operating assets and liabilities
Accounts receivable	1,390,834	(801,181)
Accounts receivable - long term retainage	(565,128)	46,335
Accounts receivable - related parties	(549,380)	1,087,271
Notes receivable	(201,663)	323
Inventories	(2,296,726)	(608,742)
Costs and estimated earnings in excess of billings	(1,110,127)	-
Other receivables	65,151	(79,986)
Advances on inventory purchases	(1,229,206)	(33,903)
Other assets	1,211	293
Accounts payable	207,592	(1,132,424)
Other payables	(4,565)	60,027
Other payables - Related Party	(370,764)	25,225
Accrued liabilities	23,899	6,069
Customer deposits	5,005,764	1,079,202
Customer deposits - related parties	(190,186)	181,375
Taxes payable	137,740	(129,515)
Deferred revenue	163,590	142,307
Net cash provided by (used in) operating activities	1,335,115	(165,228)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase plant and equipment	(246,264)	(56,032)
Repayments of loan to a shareholder	(707,003)	64,150
Net cash (used in) provided by investing activities	(953,267)	8,118

CASH FLOWS FINANCING ACTIVITIES:
Capital contribution	67,150	63,900
Dividend distribution	(210,756)	(197,231)
Cash proceeds of short term bank loans	282,040	-
Repayment of short term bank loans	(298,980)	(279,840)
Net cash used in financing activities	(160,546)	(413,171)

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	26,358	12,708

INCREASE (DECREASE) IN CASH	247,660	(557,573)

CASH, beginning of year	147,605	705,178

CASH, end of year	$395,265	$147,605

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest expense	$19,287	$16,031

Cash paid for income taxes	$8,647	$9,496

See report of independent registered public accounting firm.
The accompanying notes are an integral part of these consolidated statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007
Note 1 - Organization

Poise Profit International Limited (“Poise Profit”) was incorporated on November 23, 2007, under the laws British Virgin Islands. The majority shareholders of Poise Profit are Chinese citizens who own 100% of HAIE Hi-tech Engineering (Hong Kong) Company Limited (“HK HAIE”).

HK HAIE was incorporated in Hong Kong on January 4, 2002. Hong Kong HAIE has a registered capital of HK$10,000 (approximately $1,000). The majority shareholders of HK HAIE are Chinese citizens who own 100% of Shanghai HAIE Hi-Tech Engineering Co., Ltd (“Shanghai HAIE”). Hong Kong HAIE, through its variable interest entities located in the People’s Republic of China (“PRC”), design, develop, manufacture and market waste heat boilers and pressure vessels in the fields of chemical industry, petrochemical industry, oil refinery, fine chemicals, water and power conservancy, metallurgical, environmental protection, waste heat utilization and power generation from waste heat recovery.

Shanghai HAIE was established in July 1999 and has a registered capital of RMB 6,500,000 (approximately $805,000) which is fully paid-up. The owners of Shanghai Haie are Mr. Wu Qinghuan (60%) and Mrs. Zhou Jialing (40%). Mr. Wu is the executive director of Shanghai Haie. Mr. Wu and Mrs. Zhou are husband and wife.

On December 28, 2005 and effective January 1, 2006, HK HAIE entered a series of contractual arrangements (the “Contractual Arrangements”) with Shanghai HAIE and its shareholders in which HK HAIE takes over management of the business activities of Shanghai HAIE and holds a 100% variable interest in Shanghai HAIE. The Contractual Arrangements are comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which HK HAIE has the right to advise, consult, manage and operate Shanghai HAIE, and collect and own all of its respective net profits. Additionally, Shanghai HAIE’s shareholders have granted their voting rights over Shanghai HAIE to HK HAIE. In order to further reinforce HK HAIE’s rights to control and operate Shanghai HAIE, Shanghai HAIE and its shareholders have granted HK HAIE, the exclusive right and option to acquire all of their equity interests in Shanghai HAIE or, alternatively, all of the assets of Shanghai HAIE. Further, Shanghai HAIE shareholders have pledged all of their rights, titles and interests in the Shanghai HAIE to HK HAIE. As both companies are under common control, this has been accounted for as reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Shanghai HAIE’s results, assets and liabilities in its financial statements.

On December 28, 2005 and effective January 1, 2006, HK HAIE entered a series of contractual arrangements (the “Contractual Arrangements”) with Shanghai Xin Ye Environmental Protection Engineering Technology Co., Ltd (“Shanghai Xin Ye) and its shareholders in which HK HAIE takes over management of the business activities of Shanghai Xin Ye and holds a 100% variable interest in Shanghai Xin Ye. The Contractual Arrangements are comprised of a series of agreements, including a Consulting Services Agreement and an Operating Agreement, through which HK HAIE has the right to advise, consult, manage and operate each of Shanghai Xin Ye, and collect and own all of their respective net profits. Additionally, Shanghai Xin Ye’s shareholders have granted their voting rights over Shanghai Xin Ye to HK HAIE. In order to further reinforce HK HAIE”s rights to control and operate Shanghai Xin Ye, Shanghai Xin Ye and its shareholders have granted HK HAIE, the exclusive right and option to acquire all of their equity interest in Shanghai Xin Ye or, alternatively, all of the assets of Shanghai Xin Ye. Further Shanghai HAIE shareholders have pledged all of their rights, titles and interests in the Shanghai Xin Ye to HK HAIE. As both companies are under common control, this has been accounted for as reorganization of entities and the financial statements have been prepared as if the reorganization had occurred retroactively. The Company consolidates Shanghai Xin Ye’s results, assets and liabilities in its financial statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

On May 1, 2003, the Shanghai HAIE entered into a cooperative manufacturing agreement with a state-owned enterprise, Shanghai Si Fang Boiler Factory (“Shanghai Si Fang”). Pursuant to the agreement, Shanghai Si Fang leases one of its manufacturing facilities, Shanghai Si Fang Boiler Factory-Vessel Works Division (“Vessel Works Division”) to Shanghai HAIE. Vessel Works Division is a separate legal entity. The agreement is renewed every one to two years and expires on December 31, 2009. According to the agreement, Shanghai HAIE has the following rights: (i) complete control over the operations of Vessel Works Division; (ii) right of use for the property, plant and equipment of Vessel Works Division; (iii) use of “Si Fang” brand name and license for pressure vessels; and (iv) entitled to the net profit of Vessel Works Division. Shanghai Si Fang provides quality control for the manufactured products. Shanghai HAIE pays Shanghai Si Fang rent and a management fee. Although Shanghai HAIE owns none of the outstanding equity interests in Vessel Works Division, the agreement provides Shanghai HAIE control over Vessel Works Division, and the risks and rewards associated with equity ownership.

Shanghai Zhuyi Industry Co. Ltd. (“Zhuyi”) was incorporated in Shanghai on April 10, 2006. The business scope of Zhuyi was trading construction materials, metal materials, mechanical equipment, computers hardware, and providing mechanical equipment design and consultation services. Zhuyi had a registered capital of approximately $63,900 (RMB 500,000). The owners of Zhuyi are Mr. Chen Qi (60%) and Mrs. Zhou Jialing (40%). According to the meeting of shareholders and the revised bylaws dated November 8, 2006, the registered capital was increased to RMB 1,000,000. Zhuyi was closed in July 2007 .

Shanghai Haiyin Hi-Tech Engineering Co. Ltd. (“Haiyin”) was incorporated in Shanghai on December 3, 2003 with registered capital of approximately $2,904,000 (RMB 24,000,000). The owners of Haiyin are Mr. Wu Qinghuan (60%) and Mrs. Zhou Jialing (40%). Haiyin was engaged in Four Technology Services (Development, Transfer, Consultation and other services regarding technologies) in chemical engineering, energy saving, computer and other professional technical fields. Haiyin also was engaged in processing, selling and installation of computer hardware, heat recovery boiler and auxiliary equipment, and chemical engineering devices. In accordance with a shareholders meeting and revision of the company bylaws, the registered capital was decreased to approximately $1,452,000 (RMB 12,000,000) on February 28, 2007 and approximately $121,000 (RMB 1,000,000) on May 28, 2007, separately. Haiyin’s application about closing business was approved by the Chinese government authority in December 2007. Haiyin was closed in January, 2008.

Shanghai Xin Ye (“Xinye”) was incorporated in Shanghai on May 23, 2007. Shanghai Xin Ye has a registered capital of approximately $ 67,150(RMB 500,000). The owners of Shanghai Xin Ye are Mr. Chenqi (60%) and Mrs. Liu Yajun (40%). According to the share transfer meeting on November 6, 2007, the shares of Mr. Chen Qi were transferred to Mr. Wu Qinghuan. Xin Ye is engaged in technical services and business consultation in specific areas of energy resources, environmental protection facilities and computer science.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Through HK HAIE, Poise Profit operates and controls Shanghai HAIE and Shanghai Xin Ye through the Contractual Arrangements. The reasons that Poise Profit used the Contractual Arrangements to acquire control of Shanghai HAIE and Shanghai Xin Ye, instead of using a complete acquisition of Shanghai HAIE and Shanghai Xin Ye’s assets or equity to make Shanghai HAIE and Shanghai Xin Ye a wholly-owned subsidiary of Poise Profit, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires Shanghai HAIE and Shanghai Xin Ye be acquired for cash and Poise Profit was not able to raise sufficient funds to pay the full appraised value of Shanghai HAIE and Shanghai Xin Ye’s assets or shares as required under PRC law.

As all the above entities are under common control, this has been accounted for as a reorganization of entities and the financials statements have been prepared as if the reorganization had occurred retroactively. Poise Profit, HK HAIE, Shanghai HAIE, Shanghai Si Fang Boiler Factory-Vessel Works Division, Zhuyi, Haiyin and Shanghai Xin Ye are hereinafter referred to as (“the Company”).

Note 2 - Summary of Significant Accounting Policies

(a) Consolidation of variable interest entities

In accordance with Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN 46R"), variable interest entities (VIEs) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Shanghai HAIE, Vessel Works Division, Zhuyi, Haiyin and Shanghai Xinye are VIEs and the Company is the primary beneficiary. Under the requirements of FIN 46R, the Company consolidated the financial statements of HK HAIE, Shanghai HAIE, Vessel Works Division, Zhuyi, Haiyin and Xinye. As all companies are under common control (see Note 1). The financial statements have been prepared as if the transaction had occurred retroactively. Intercompany items have been eliminated.

(b) Use of estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and allowance for doubtful accounts receivable. Actual results could differ from those estimates.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

(c) Cash and concentration of risk

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents for cash flow statement purposes. Cash includes cash on hand and demand deposits in accounts maintained with state owned banks within the PRC.

Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. The Company maintains balances at financial institutions or state owned banks within the PRC and in banks located in the Hong Kong which no amounts are covered by insurance. As of December 31, 2007 and 2006, the Company had deposits totaling $395,265 and $147,605 that are not covered by insurance, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

The Company's operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environments in the country, and by the general state of the country’s economy. The Company's operations in PRC are subject to specific considerations and significant risks not typically associated with companies in the United States. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

(d) Allowance for doubtful accounts

Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when they believe collection of amounts due are at risk. Accounts considered uncollectible are written off. As of December 31, 2007 and 2006, management concluded its allowance for bad debts in the amount of $237,475 and $61,948, respectively, were sufficient.

(e) Inventories

Inventories are comprised of raw materials and work in progress and are stated at the lower of cost or market value. Costs of work in progress include direct labor, direct materials, and production overhead before the goods are ready for sale.

(f) Plant and equipment, net

Fixed assets are stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs, which do not improve or extend the expected useful lives of the assets, are expensed to operations while major repairs are capitalized.

Management considers that the Company has a 5% residual value for equipment. The estimated useful lives are as follows:

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Transportation equipment	10 years
Machinery equipment	10 years
Office equipment	5-10 years

The gain or loss on disposal of fixed assets is the difference between the net sales proceeds and the carrying amount of the relevant assets, and, if any, is recognized in the statement of operations.

(g) Impairment of assets

In accordance with Statement of Financial Accounting Standards (‘SFAS”) No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets", the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized. As of December 31, 2007, management believes there are no impairments of long-lived assets.

(h) Income taxes

The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), on January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no effect on the Company’s financial statements.

The Company reviewed the differences between the tax bases under PRC tax laws and financial reporting under US GAAP, and no material differences were found, thus, there were no deferred tax assets or liabilities as of December 31, 2007 and 2006.

Under current PRC tax laws, no tax is imposed in respect to distributions paid to owners except for individual income tax.

(i) Revenue recognition

Revenue from goods sold is recognized when (i) persuasive evidence of an arrangement exists, which is generally represented by a contract between the Company and the buyer; (ii) title has passed to the buyer, which generally is at the time of delivery; (iii) the seller’s price to the buyer is agreed between the Company and the buyer; and (iv) collectibility is reasonably assured. Net revenue represents the invoiced value of products, less returns and discounts and net of VAT.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Revenue from design services is recognized when the services are provided and collectibility is reasonably assured.

Engineering, Procurement, Construction (“EPC”) contracts involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. EPC contracts usually last more than one accounting period and are accounted using percentage of completion method based on the actual costs incurred to date in relation to total estimated costs for each contract.

Shipping and handling costs related to costs of goods sold are included in selling, general and administrative costs which totaled $130,789 and $158,070 for the years ended December 31, 2007 and 2006, respectively,

(j) Foreign currency translations

The reporting currency of the Company is the U.S. dollar. Shanghai HAIE, Vessel Works Division, Zhuyi, Haiyin and Shanghai Xin Ye use its local currency, Renminbi (“RMB”) as its functional currency. HK HAIE uses its local currency, Hong Kong dollar (”HK$”) as its functional currency. Results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the end of period exchange rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. For the years ended December 31, 2007 and 2006, foreign currency translation (loss) gain was amounted to ($201,559) and $74,961, respectively.

The PRC government imposes significant exchange restrictions on fund transfers out of the PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Accumulated other comprehensive income in the consolidated statement of shareholders’ equity amounted to ($40,125) and $161,434 as of December 31, 2007 and 2006, respectively. The balance sheet accounts with the exception of equity at December 31, 2007 were translated at RMB7.29 to $1.00 or HK$7.80 to $1.00. The average translation rates applied to income and cash flow statement amounts for the year ended December 31, 2007 were RMB7.59 to $1.00 or HK$7.78 to $1.00.

(k) Fair value of financial instruments

SFAS No. 107, “Disclosures about Fair Values of Financial Instruments”, requires disclosing fair value to the extent practicable for financial instruments that are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

For certain financial instruments, including cash, accounts, related party and other receivables, accounts payable, other payables and accrued expenses, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. For long-term debt, the carrying amount is assumed to be approximate fair value based on the current rates at which the Company could borrow funds with similar remaining maturities.

(l) Investment

Investments held in companies other than subsidiaries or variable interest entities were usually accounted for by either the cost method or the equity method.

Under both cost method and equity method, an investor records an investment in the stock of an investee at cost. Under the cost method, dividends received are recognized as investment income. Under the equity method, the carrying amount of the investment would be adjusted to reflect the investor's share of the earnings or losses of the investee.

(m) Costs and estimated earnings in excess of billings

The current assets, “Costs and estimated earnings in excess of billings”, represent revenue recognized in excess of amounts bills for the EPC contracts whose revenue are recognized under percentage of completion method.

	2007	2006
Contracts costs incurred plus recognized profits less recognized losses to date	$2,991,865	$-
Less progress billings	1,835,956	-
Costs and estimated earnings in excess of billings	$1,155,909	$-

(n) Recent accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 157 is expected to have no material impact on the Company’s consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115” (“SFAS 159”). SFAS 159 is expected to expand the use of fair value accounting but does not affect existing standards which require certain assets or liabilities to be carried at fair value. The objective of SFAS 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. Under SFAS 159, a company may choose, at specified election dates, to measure eligible items at fair value and report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The adoption of SFAS 159 is expected to have no material impact on the Company’s consolidated financial statements.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS No. 141R will have on its financial statements.

Note 3 - Supplemental disclosure of cash flow information

Non-cash transactions for the year ended December 31, 2007 are as follows,

Haiyin decreased its registered capital by approximate $3,028,000(RMB23, 000,000) as an offset of the receivables from the shareholders.

Haiyin transferred its entire non-controlling interest in Zhejiang Jia Hua Industry Park Investment Development Co. Ltd., approximately $1.4 million (RMB11,250,000) to the shareholders. The decrease in investment was offset against the payables to the shareholders.

There was no material non-cash transactions occurred in 2006.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 4 - Accounts receivables

	2007	2006
Accounts Receivable	$1,402,913	$2,115,787
Allowance for bad debts	(237,475)	(61,948)
Accounts Receivable, Net	1,165,438	2,053,839
Account receivables-Non-current retainage	(588,433)	-
Account receivable - Current, net	$577,005	$2,053,839

Retainage represents portions held by customers for pending quality inspection. Generally, the Company provides most of its customers with a limited (one to two years) warranty period. The customers retain 5% to 10% of total contract prices as retainage. Retainages were recorded as deferred revenue (see note 9) and would be recognized as revenue after receivables are collected.

As of December 31, 2007 and 2006, amounts billed under contracted retainage provisions were $930,546 and $710,859, respectively. These amounts are included in deferred revenue until earned.

The following table consists of Long term retainage expected to be collected for the year ended December 31,

For the year ended December 31,	Amount
2009	$588,433
Thereafter	-
Total	$588,433

Note 5 - Related Party Transactions

As of December 31, 2007 and 2006, the Company had the following amounts due from/to Mr.Wu, the shareholder of Poise Profits and all its VIEs, and Zhejiang JiaHua industry Co., Ltd. the controlling shareholder of Zhejiang Jia Hua Industry Park Investment Development Co. Ltd., in which the Company had non-controlling ownership before May 28, 2007.

	2007	2006

Loan to shareholder, Mr. Wu	$463,663	$1,250,547
Zhejiang Jiahua industry Co. Ltd. ,
Account receivable	$572,036	$-
Customer deposit	$-	$185,174
Other payable	$60,819	$417,864

All due from/to related parties were for convenience purpose and will be settled on demand with cash.

In 2005, Shanghai HAIE entered into agreements with the son of Mr. Wu to lease an office. For the years ended December 31, 2007 and 2006, the Company incurred and paid $8,000 each year to Mr. Wu for rental expense.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 6 - Inventories

As of December 31, 2007 and 2006, inventories consist of the following:

	2007	2006
Raw materials	$1,228,140	$1,177,567
Work in progress	4,034,189	1,506,954
Total	$5,262,329	$2,684,521

There was no allowance for potential losses on inventories as of December 31, 2007 and 2006.

Note 7 - Plant and equipment, Net

As of December 31, 2007 and 2006, plant and equipment consist of following:

	2007	2006
Machinery equipment	$461,466	$282,838
Transportation equipment	232,871	194,290
Office equipment	232,514	149,784
Subtotal:	926,851	629,912
Accumulated depreciation:	(277,459)	(209,098)
Plant and equipment, net	$649,392	$417,814

Depreciation expense for the years ended December 31, 2007 and 2006 were $51,715 and $55,667, respectively.

Note 8 - Investment

On January 17, 2003, the Company invested approximately $1.4 million (RMB11, 250,000) in Zhejiang Jia Hua Industry Park Investment Development Co. Ltd., (“Jia Hua Investment”) and had 7.5% non-controlling ownership interest at December 31, 2006. The investment was recorded under the cost method according to APB opinion No. 18 “The Equity Method of Accounting for Investments in Common stock”.

On May 23, 2007, the Company transferred its entire non-controlling interest in Jia Hua Investment to Mr. Wu Qinghuan and Mrs. Zhou Jialing.

No dividend was declared or paid to the Company in 2006 and 2007.

Note 9 - Deferred revenue

Deferred revenue represents the retainage held by customers for quality inspection process, when the products pass the inspection, customers pay the retainage fee and the Company recognizes sales revenue (See note 4). As of December 31, 2007 and 2006, deferred revenue amounted to $930,546 and $710,859, respectively.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 10 - Commitments and Contingencies

Operating lease

As of December 31, 2007, the Company had commitments under operating lease with Mr Wu (see Note 5) for office premises, requiring annual minimum future rentals as follows:

For years ended December 31,	Amount
2008	$8,000
2009	8,000
Total	$16,000

As of December 31, 2007 and 2006, the Company did not have any contingent liabilities.

Note 11 - Taxation

Pursuant to the PRC Income tax laws, Shanghai HAIE is subject to enterprise income tax at a statutory rate of 15% as a high technology entity.

Vessel Works Division is subject to enterprise income tax at a statutory rate of 33%. No provision for taxation has been made for Hong Kong HAIE for the year ended December 31, 2007 and 2006, as they did not generate any taxable profits during the periods.

Zhuyi is subject to enterprise income tax at a statutory rate of 6% of design service revenue and 0.6% of products revenue.

Haiyin is subject to enterprise income tax at a statutory rate of 4% of service revenue and 0.5% of products revenue.

Xinye enjoyed a tax exemption from June 2007 to December 2008 according to tax bureau declaration.

	2007	2006
Provision for China Income Tax	$82,764	$43,103
Provision for China Local Tax	8,277	4,310
Total provision for taxes	$91,041	$47,413

The following table reconciles the statutory rates to the Company’s effective tax rate for the years ended December 31, 2007 and 2006.

	2007	2006
China income taxes	33.0	33.0
China income tax exemption	(12.5)	(19.9)
Effective tax rate	20.5%	13.1%

The estimated tax savings from the tax exemptions for the years ended December 31, 2007 and 2006 amounted to $170,028 and $72,001, respectively.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Value added tax

VAT on sales and VAT on purchases in amounted to $2,999,140 and $1,922,615 for the year ended December 31, 2007 and $1,300,070 and $906,169 for the year ended December 31, 2006, respectively. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes payable at December 31, 2007 and 2006 consisted of the following:

	2007	2006

VAT tax	$490,875	$492,973
Other taxes	228,257	45,368
Total tax payable	$719,132	$538,341

Note 12 - Segment Information and Concentrations of Credit Risk

The Company has three major types of revenue (i) manufacture and sale of products; (ii) design services and (iii) EPC contracts that involve the whole process of the construction of projects from design, development, engineering, manufacturing up to installation. Revenue by the above categories for the years ended December 31, 2007 and 2006 are summarized as follows:

	2007	2006
Revenue:
Product	$8,196,163	$5,168,984
Services	439,745	287,699
EPC contracts	3,210,984	-
Totals	$11,846,892	$5,456,683

For the year ended December 31, 2007, the top five customers counted for 66.7% of the Company’s total income. For the year ended December 31, 2006, 66.7% of the Company’s total sales were from seven customers. Receivables from those customers were 61.5% and 43.1% of total account receivables at December 31, 2007 and 2006, respectively.

Note 13 - Retirement Benefits

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company and its PRC subsidiary are required to maintain a defined contribution retirement plan for all of its employees who are residents of the PRC. All retired employees of the Company are entitled to an annual pension equal to their basic annual salary upon retirement. The Company contributes to a state sponsored retirement plan approximately 22% of the base salary of each of its employees and has no further obligations for the actual pension payments or post-retirement benefits beyond the annual contributions. The state sponsored retirement plan is responsible for the entire pension obligations payable for all past and present employees.

The Company made $60,423 and $58,584 contributions of employment benefits, including pension in the period ended December 31, 2007 and 2006, respectively.

POISE PROFIT INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

Note 14 - Statutory reserve

As stipulated by the relevant laws and regulations for enterprises operating in the PRC, the Company and its PPC subsidiary are required to make annual appropriations to a statutory surplus reserve fund. Specifically, the Company is required to allocate 15% (10% starting from January 1, 2007) its profits after taxes, as determined in accordance with the PRC accounting standards applicable to the Company, to a statutory surplus reserve until such reserve reaches 50% of the registered capital of the Company.

The transfer to this reserve must be made before distribution of any dividend to shareholders. For the year ended December 31, 2007 and 2006, the Company transferred $39,517 and $55,580, respectively, representing 10% of the year’s net income determined in accordance with PRC accounting rules and regulations, to this reserve.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Note 15 - Contribution receivables

Contribution receivables represented receivables from the shareholders of HK Haie. As of December 31, 2007, contribution receivables amounted to $1,000.

Note 16 - Subsequent events

Shanghai Haiyin Hi-Tech Engineering Co. Ltd. was closed in January 2008.

On January 24, 2008, Poise Profit and the shareholders of the Company entered into a Share Exchange Agreement with China Energy Recovery, Inc (formerly known as MMA Media, Inc.) (“CER”) Pursuant to the terms of the Share Exchange Agreement, CER agreed to acquire all of the issued and outstanding shares of Poise Profit’s common stock in exchange for 41,514,179 shares of CER’s common stock. This agreement became effective on April 15, 2008.

On March 5, 2008, HK HAIE and Shanghai HAIE jointly formed Shanghai HAIE Investment Consultation Co., Ltd (“JV Company”) under laws of the People’s Republic of China; the JV Company is 10% owned by Shanghai HAIE and 90% owned by HK HAIE with registered capital of approximately $8.9 million (RMB 65,000,000). On March 21, 2008, the JV Company received the Enterprise Corporation Business License from Shanghai Administration for Industry and Commerce.